Exhibit 99.2
 First Quarter FY 2027Earnings Results  October 8, 2026

 Forward looking statements   2  Notice Regarding Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics’ expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, tariffs, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2026. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.  Notice Regarding Non-GAAP Financial Measures  Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported adjusted EBITDA (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

 3  Leadership Transition  Eric Honroth named President and Chief Executive Officer, succeeding Jim Clemmer  Eric Honroth appointed President and Chief Executive Officer and a member of the Board of Directors, effective November 2, 2026, succeeding Jim Clemmer  Follows a comprehensive Board-led search process  Brings more than 20 years of leadership experience in medical devices and life sciences  Proven track record of driving double-digit growth and profitability across large, global organizations  Background spans cardiovascular, endovascular, urology, and oncology, directly aligned with AngioDynamics' markets  Jim Clemmer to remain with the Company as an executive advisor

Q1 FY 2027 Key Takeaways

Continued commercial and operational execution drives AngioDynamics' accelerated and profitable growth.

YoY Revenue Growth

Total	Med Tech	Med Device
+6.9%	+13.2%	+1.4%

Med Tech YoY Revenue Growth

Auryon	Mech Thrombectomy	NanoKnife Probes
+14.7%	6.7%	+24.1%

Continued Execution

- Net sales of $80.9M, +6.9% YoY growth
- Med Tech segment sales of $39.9M, +13.2% YoY growth
- Med Device segment sales of $41.0M, +1.4% YoY growth

Focus on Profitability

- Adjusted EBITDA of $5.0M

Balance Sheet Strength

- Ended quarter with $34M in Cash
- Zero debt with flexibility of revolving line of credit
- Used ~$15.3M of cash from operations in the quarter, in line with historical trends
- Will generate positive cash flow from operations in FY27

4

5  Q1 FY 2027 Financial Snapshot  +1.4%   Growth  +13.2%  Growth  Segment Revenue Contribution  Segment Gross Margin  52.7%  66.2%  Med Device  Med Tech

 6  Demonstrated Med Tech Growth Execution  6  Med Tech  ~22% of Total  Med Tech 6yr CAGR: +24%  Med Tech  ~47% of Total

 7  Q1 FY 2027 MedTech Performance Snapshot  Auryon: Double-digit growth for the 21st straight quarter, driven by our hospital atherectomy shift, customer base expansion, and early international adoption.  Mechanical Thrombectomy: Strong demand for AlphaVac and AngioVac, with continued progress on AlphaReturn and our infective endocarditis study, both IDE-approved.  NanoKnife: Strong growth on record prostate volumes and probe demand, supported by expanding reimbursement coverage following last quarter's positive Medicare decision.  Q1 FY 2027  Sales ($M)  YoY Growth  Total Auryon  $18.9  14.7%  Q1 FY 2027  Sales ($M)  YoY Growth  AlphaVac  $4.5  37.4%  AngioVac  $7.5  -5.9%  Total Mech Thromb.  $12.0  6.7%  Unifuse  $0.7  -36.0%  Total Thrombus Mgmt.  $12.7  3.0%  Q1 FY 2027  Sales ($M)  YoY Growth  Disposables  $6.7  24.1%  Capital  $1.7   53.5%  Total NanoKnife  $8.3   29.0%  +13.2% growth driven by solid commercial execution and continued portfolio adoption  Key Highlights

 8  Fiscal Year 2027 Guidancesupported by balance sheet strength  *Guidance was reiterated in conjunction with fiscal Q1 FY 2027 earnings call on October 8, 2026  +12 - 15%  Med Tech  Metric  Current Guidance  Net Sales  $336.0M - $341.0M  Med Tech Net Sales Growth  +12% - 15%  Med Device Net Sales Growth  Flat  Gross Margin  54% – 55%  Adjusted EBITDA  +$13.0M - $16.0M  Adjusted EPS  ($0.29) – ($0.24)  Flat  Med Device  FY 2027 Financial Guidance*  Med Tech  ~50% of Total

 9  Appendix

 10  Reconciliation of Net Loss and Diluted Loss Per Share to Non-GAAP Adjusted Net Loss and Diluted Loss Per Share(in thousands, except per share data)  Reconciliation of Net Loss to   Adjusted EBITDA   (in thousands)

 11  Detail of “Acquisition, Restructuring and Other Items, net”  (in thousands)